EXHIBIT 10.17
NORTH CAROLINA
                                                                LEASE AGREEMENT
MECKLENBURG COUNTY


         THIS LEASE AGREEMENT is executed effective as of December 1, 1999, by and between THE SPEIZMAN LLC, a North Carolina limited liability company, ("Lessor") and SPEIZMAN INDUSTRIES, INC., a North Carolina Corporation ("Lessee").

         1. LEASE OF THE PREMISES. Upon the terms and conditions contained herein, Lessor hereby leases to Lessee, and Lessee hereby leases and lets from Lessor, the premises consisting of the land, building and improvements associated therewith, on the land located at 701 Griffith Road, Charlotte, North Carolina and more particularly described on Exhibit "A" attached hereto and incorporated herein by reference (the "Premises"). Provided, however, that upon Lessor's satisfaction of its lender's obligations for releasing the approximately 2.0 acre tract shown on Exhibit "B" to the Deed of Trust in favor of such Lender from the lien in favor of West Coast Life Insurance Company of even date herewith (as evidenced in the Deed of Trust and Security Agreement securing said lien and any amendments and/or restatements thereof), Lessee shall be obligated to enter into an amendment of this Lease deleting all or any portion of such property, as applicable, from this Lease, without modification of rent or any other term of this Lease.

         2. TERM. The term of this Lease shall commence as of the date hereof and shall end on September 30, 2012; provided, however, that if Lessee remains in possession of the Premises after expiration of the term hereof, with Lessor's acquiescence and without any express agreement of the parties, Lessee shall be a tenant at will at the rental rate then in effect at the end of the term. Provided, further, that if Lessee remains in possession of the Premises after expiration of the terms hereof without Lessor's acquiescence, Lessee shall be a tenant at sufferance and commencing on the date following the date of expiration of the term, the monthly rental payable under paragraph 3 hereof shall be, for each month or fraction thereof during which Lessee remains in possession of the Premises, 200% of the monthly rental otherwise payable under paragraph 3 hereof. Provided, finally, that in any event of holding over after the end of the term of the Lease, there shall be no renewal or extension of the Lease by operation of law or otherwise.

         3. RENT. Lessee shall pay to Lessor as rental for the Premises the sum of Eighty-Eight Thousand Forty-One and 60/100's Dollars ($88,041.60) per month, payable on or before the fifth (5th) day of each calendar month during the term thereof. To the extent the first or last month of the term of this Lease is less than a full calendar month, rental for such month shall be prorated on a daily basis. Provided, however, that the monthly rental payable hereunder shall be increased (but not decreased) each November 1 by any change in the Consumer Price Index, Urban Wage Earners and Clerical Workers (CPI-W, 1982-84=100) ("Index") by multiplying the then in effective monthly rental by the value of said Index for the month two months prior to the then present November 1 (or nearest available month) and dividing the product by the value of said Index for the month two months prior to the then previous November 1 (or nearest available month). In the event that the Index ceases to be published, there shall be substituted for the


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Index the measure published by the U.S Department of Labor which most nearly approximates the Index.

         4. CONDITION OF THE PREMISES. Lessee acknowledges that it has inspected the Premises and accepts same in their present condition and state of repair. Lessee acknowledges that neither Lessor nor any of Lessor's officers or agents have made any representation or warranty regarding the condition or state of repair of the Premises or the suitability of the Premises for Lessee's intended use.

         5. USE OF THE PREMISES. Lessee agrees to use the Premises solely for light manufacturing, offices and a distribution facility, or such other uses as may be permitted by I-2 zoning or such other future zoning as may affect the Premises. Lessee shall not use the Premises in any manner that causes damage to the Premises (exclusive of ordinary wear and tear) or which creates waste or a nuisance. Lessee shall use the Premises in compliance, in all material respects, with applicable laws and governmental regulations, ordinances, building and zoning codes.

         6. ALTERATIONS. Without the prior written consent of Lessor and Lessor's lender, if any, Lessee shall not make any material alterations to the Premises, save and except minor nonstructural alterations which are not of a permanent nature and which do not injure or damage the Premises or decrease the value thereof. In the event that any alterations or improvements to the Premises are required to comply with any applicable laws, regulations or ordinances affecting the Premises, Lessee shall give to Lessor prompt notice of such requirement and shall promptly proceed to make such improvements or alterations as required.

         7. FIXTURES. Upon termination of this Lease, Lessee may remove any of Lessee's trade fixtures from the Premises, excluding the basic building systems such as air conditioning, heating, electricity, ventilation, lighting and plumbing, and Lessee shall be responsible for repairing any damage to the Premises caused by such removal.

         8. MAINTENANCE AND REPAIRS. Except as expressly provided otherwise in this Lease, Lessor shall be responsible for maintaining the exterior walls, roof (including roof leak repairs) and other structural components of the building situated on the Premises, along with basic systems for electricity, air conditioning, heat, water and plumbing, in a normal, reasonable and habitable condition and state of repair, consistent in all respects with the condition and state of repair existing at the commencement of this Lease, ordinary wear and tear excepted, provided, however, that Lessor shall not be required to expend an amount in excess of $33,099.00 per annum on its obligations under this paragraph. Lessee shall pay normal operating expenses with respect to the Premises, including costs for ordinary maintenance of the electrical, heat, air conditioning, and water and plumbing systems which are necessary for the normal and customary operation thereof, but Lessee shall not be responsible for any repairs, replacements or overhauls of such systems. Lessee shall maintain the exterior grounds of the Premises in a neat and orderly condition, and shall furnish all light bulbs for use on or in respect of the Premises.

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         9.       INSURANCE.
                  ---------

                  (a) Casualty Insurance. During the term of this Lease, Lessee shall maintain and keep in full force and effect, at its cost, a standard comprehensive fire and extended coverage policy of insurance with respect to the Premises naming Lessor and Lessee as insured as their interests appear, in such amounts as Lessor's lender, if any, shall require. Lessee shall have the responsibility to determine whether to maintain casualty insurance with respect to Lessee's personalty and business interruption insurance for Lessee's own benefit.

                  (b) Liability Insurance. During the term of this Lease, Lessee shall maintain and keep in full force and effect, at its cost, a standard commercial general policy of liability insurance insuring both Lessor and Lessee against liabilities customarily insured against under such policies arising out of the use of the Premises. Such insurance shall provide an aggregate limit on coverage of not less than $2,000,000 per occurrence, $4,000,000 aggregate general limit per policy year, and $2,000,000 property damage or such amounts as are required by any lender of Lessor.

                  (c) Certificate of Insurance. Lessee shall furnish to Lessor, upon request, (i) a certificate of insurance showing such insurance to be in full force and effect, and (ii) proof that the premiums necessary to keep said insurance in full force and effect have been timely paid.

                  (d) Insurance Companies and Cancellation. Insurance required hereunder shall be maintained with sound and reputable insurance companies reasonably satisfactory to the parties or as required by any lender of Lessor, and no such policy shall be cancelable or subject to reduction of coverage except after thirty
                           (30) days prior written notice to the party not responsible for the maintenance of such insurance and Lessor's lender, provided that Lessee may satisfy its obligations hereunder, in whole or in part, by means of a so-called blanket policy or under a self-insurance program should Lessee prove to Lessor and Lessor's lender that its tangible net worth is greater than $100,000,000.00.

                  (e) Waiver of Subrogation. Lessor and Lessee hereby waive any and all rights of recovery against the other, and against the officers, directors, employees, agents and representatives of the other, for loss or damage suffered by such waiving party with respect to any events or circumstances relating to the Premises to the extent such loss or damage is covered by applicable insurance; provided, the insurance company actually makes payment on the policy. The insuring party shall, prior to obtaining the policies of insurance required hereunder, give notice to the insurance carrier that the foregoing mutual waiver of subrogation is contained in this Lease and shall request such insurance carrier to issue a
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                           customary endorsement to the policy to permit such
                           waiver of subrogation to the extent necessary in order to prevent such waiver from invalidating any such applicable insurance.

         10. TAXES. Lessor shall pay all ad valorem real property taxes and special assessments applicable (and any penalties for late payment associated therewith) to the Premises during the term of this Lease not later than the due date shown on the bill therefor. Lessee shall be solely responsible for paying any taxes or governmental assessments levied upon Lessee's personal or business property.

         11. UTILITIES. Lessee shall be responsible for the payment of all utility service charges utilized on or with respect to the Premises during the term of this Lease, including, without limitation, electricity, gas, water, sewage, trash pickup and telephone service.

         12. INDEMNIFICATION. Lessee agrees to indemnify and hold Lessor harmless from and against claims, liabilities, damages, costs and expenses (including reasonable attorneys fees) incurred by or asserted against Lessor as a result of Lessee's use of the Premises during the term of this Lease.

         13. DAMAGE OR DESTRUCTION OF THE PREMISES. Subject to the terms of the lien of any first lien mortgage, deed of trust or other first lien security interest in the Premises, in the event the Premises are damaged or destroyed by vandalism, fire, storm, wind or other casualty, the insurance proceeds from the casualty insurance maintained pursuant to the terms hereof shall be utilized to repair, as soon as practical, the damaged portion of the Premises so as to restore the Premises to a condition substantially the same in all material respects as the condition existing immediately before such casualty to the extent of net insurance proceeds available to Lessor for repair. The rent payable pursuant to this Lease for the period during which such damaged condition continues shall be reasonably and equitably abated in proportion to the degree to which Lessee's use of the Premises is impaired.


         14. RIGHT OF ENTRY. At all times during the term of this Lease, Lessor and Lessor's officers, agents and representatives shall have the right to enter into and upon the Premises for purposes of inspecting the same.

         15. CONDEMNATION. In the event all or any part of the Premises are taken under power of eminent domain, the rental provided hereunder shall be reduced in proportion to which the value of the property taken bears to the whole value of the Premises immediately prior to such condemnation. After any such taking, if the residue of the Premises is reasonably inadequate for Lessee's intended use thereof as contemplated hereby, Lessee shall have the option to terminate this Lease by giving written notice thereof to Lessor. All damages awarded and condemnation proceeds received shall be payable to Lessor, provided that Lessee may make a separate claim for its undepreciated leasehold improvements, moving expenses or the like so long as such claim does not reduce any potential claim of Lessor.

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         16. FAILURE BY LESSEE TO PAY EXPENSES. In the event Lessee fails to pay any cost or expense with respect to the Premises required to be paid by Lessee hereunder, Lessor shall have the option, in its discretion, to pay such cost or expense and recover the same from Lessee as additional rent which sum shall be payable with interest thereon at the rate of eight percent (8%) per annum, within ten (10) days after demand by Lessor.

         17. ASSIGNMENT OR SUBLETTING. Lessee shall not assign, transfer, or mortgage this Lease, nor shall Lessee sublease all or any part of the Premises without Lessor's prior written consent. In the event of any assignment, transfer or subletting, Lessee shall remain primarily liable for all obligations under the Lease (except as may be expressly agreed by the parties and consented to by Lessor's lender).

         18.      ENVIRONMENTAL MATTERS.

                  (a) Compliance. During the term of this Lease, Lessee shall comply with all applicable Environmental Laws (as hereinafter defined) and shall not place or store, handle or dispose of any Hazardous Substances (as hereinafter defined) in, on or under the Premises except as permitted by applicable law and appropriate governmental authorities. If requested by Lessor, Lessee shall furnish Lessor with copies of all environmental permits, if any, required by governmental authorities with competent jurisdiction with respect to the Premises or Lessee's operations at the Premises. During the term of this Lease, Lessee shall promptly notify Lessee in the event of Lessee's discovery of, or Lessee's receipt of notice concerning, any Hazardous Substances which are located on or under or adjacent to, or are being or have been released from, the Premises.

                  (b) Indemnification. Lessee hereby indemnifies Lessor and holds Lessor harmless from and against all loss, liability, damage, expense, claim, cost, fine or penalty, including costs of investigation and remediation, suffered or incurred by Lessor as a result of (i) the violation by Lessee (or Lessee's subtenants or assignees, or the agents, contractors, customers or employees of same) during the term of the Lease of any Environmental Law, (ii) any Hazardous Substances placed or disposed of on or under the Premises or any adjacent premises by Lessee, its agents, contractors, customers, employees (or Lessee's subtenants or assignees, or the agents, contractors, customers or employees of same) during the term of this Lease, or (iii) any exacerbation during the term of this Lease of any existing environmental condition by Lessee, its agents, contractors, customers, employees (or Lessee's subtenants or assignees, or the agents, contractors, customers or employees of same). The foregoing indemnities shall survive and remain in effect following the termination of this Lease. Lessor's remedies hereunder against Lessee are not exclusive of common law and statutory remedies otherwise available to Lessor, and shall not be affected in any way if the liability or claim for which indemnification is sought arises by reason of strict liability. Lessor acknowledges that an

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                        above-ground diesel storage tank exists and is operated
                        by Lessee on the Premises.

                  (c)      Definitions.

                           (i)      "Remediation," for purposes of this Lease,
                                     shall mean all direct and indirect costs
                                     (including costs by way of reimbursement of any regulatory agency) reasonably incurred in connection with or arising out of the investigation and remediation of any of the matters covered by the foregoing indemnities, including by way of illustration and without limitation, reasonable attorney's fees, investigation costs, penalties, fines and interest imposed by any regulatory authority, reasonable investigative fees and consulting fees, testing, costs of removal of contaminated materials, transportation of contaminated materials, and landfill or other off-site disposal costs, reasonable costs of replacement of contaminated materials removed, reasonable costs of restoring the Premises to substantially the condition existing as of the date hereof, reasonable costs of on-site treatment of contaminated soil and groundwater, and reasonable costs of digging wells and future monitoring.

                           (ii) The term "Hazardous Substances" is defined for purposes of this Lease as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) ("CERCLA"), and any implementing regulations, and, in addition as including any petroleum, crude oil or any fractions thereof or any other substance or material classified as toxic, hazardous or extremely hazardous under any applicable federal, state or local law, ordinance or requirement or any governmental authority with competent jurisdiction.

                           (iii) The term "Environmental Laws" is defined for purposes of this Lease as meaning CERCLA, the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), and any other federal, state or local law, statute, ordinance, regulation or rule (A) concerning hazardous, toxic or dangerous wastes, substances or materials, or (B) pertaining to the protection of the environment.

         19. EVENTS OF DEFAULT. Any of the following shall be deemed an event of default by Lessee under this Lease:

                  (a) Failure by Lessee to timely pay any installment of rent or any other monetary obligation under this Lease as and when due and payable;

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                  (b)      The breach by Lessee of any other term or provision
                           of this Lease, and the continuance thereof for a period of ten (10) days after receipt by Lessee of written notice thereof from Lessor, provided if such breach is not reasonably capable of being cured within such 10-day period, Lessee shall not be in default hereunder to the extent it proceeds and continues to proceed in good faith to cure such breach as soon as reasonably practical;

                  (c) Lessee (i) making a general assignment for the benefit of creditors, (ii) generally not paying its debts as they become due, (iii) admitting in writing an inability to pay its debts as they become due,
                           (iv) filing a voluntary petition in bankruptcy, (v) becoming insolvent, or (vi) filing a petition seeking for itself any reorganization, arrangement, composition, or readjustment of its debts or other similar relief from its creditors generally; or

                  (d) An order or decree being entered by a court of competent jurisdiction (i) adjudging Lessee as bankrupt or insolvent, (ii) appointing a trustee, receiver, liquidator, custodian or other similar official for Lessee, or (iii) ordering the winding up or liquidation of Lessee's affairs.

         20. REMEDIES. Upon the occurrence of any event of default as provided herein which is continuing, Lessor shall have the right to:

                  (a) Terminate this Lease and enter into and upon the Premises, retake possession thereof and expel Lessee therefrom, and to recover from Lessee all costs and expenses (including reasonable attorneys' fees) incurred by Lessor in connection with retaking possession of the Premises;

                  (b) Recover from Lessee, upon demand, all rent or other sums due or to become due to Lessor under the terms of this Lease; provided, however, in the event Lessor relets the Premises during the term hereof, Lessor shall give credit to Lessee for the rent and other sums actually collected by Lessor with respect to the term of such Lease coinciding with the term of this Lease, less any costs and expenses incurred by Lessor in reletting the Premises; or

                  (c) Without terminating this Lease, Lessor may exercise its options under subparagraphs (a) and (b) above simultaneously.

                  (d) Exercise any other right or remedy available hereunder or otherwise available at law or in equity.

                  Lessor may pursue any one or more of the foregoing remedies, and pursuit of any of the foregoing remedies shall not prejudice the rights of Lessor to pursue any other remedies.

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         21. QUIET ENJOYMENT. Provided Lessee performs its obligations and covenants contained herein, Lessor covenants that Lessee shall peaceably and quietly have, hold and enjoy the Premises during the term hereof free from interference from Lessor and all persons claiming by or through Lessor.

         22.      SUBORDINATION, ATTORNMENT AND NON-DISTURBANCE.

                  (a) Lessee's rights shall be subject to any bona fide mortgage, deed of trust or other security interest which is now or may hereafter be placed upon the Premises by Lessor. Lessee shall, if requested by Lessor or Lessor's lender, execute a separate agreement reflecting such subordination and, further, shall be obligated to execute such documentation as may facilitate Lessor's sale or refinancing of the Premises, including but not limited to an estoppel certificate substantially in the form attached hereto as Exhibit "B" or a subordination, attornment and non-disturbance agreement substantially in the form attached hereto as Exhibit "C".

                  (b) In the event of a sale, assignment or transfer by Lessor of its interest in the Premises or in this Lease (whether by sale, default, foreclosure or otherwise) to a successor in interest who expressly assumes the obligations of Lessor under this Lease, Lessor shall thereupon be released and discharged from its obligations and covenants under this Lease, except those obligations that have accrued prior to such sale, assignment or transfer. Lessor's assignment of this Lease, or any or all of its rights in this Lease, shall not affect Lessee's obligations hereunder, and Lessee shall attorn and look to the assignee as Lessor, provided Lessee has first received written notice of such assignment. Provided, further, however, that in the event that a lender of Lessor, its successors or assigns shall become the owner of the Premises through foreclosure or other similar judicial process, then, in that event, the lender, its successors or assigns shall have the right to cancel this Lease upon ninety (90) days written notice to Lessee.

                  (c) Whether in connection with a sale or refinancing or otherwise, Lessee shall be obligated to execute and deliver to Lessor or its lender, an estoppel certificate substantially in the form attached hereto as Exhibit "B" or such other documentation as reasonably may be requested by Lessor or its lender, within fifteen (15) days of receipt of a written request therefor.

         23. LENDER'S NOTICE AND RIGHT TO CURE. Lessee agrees to be bound by and to act in accordance withn the provisions of paragraph 4 of Exhibit "C" of the Lease, the same being incorporated herein as if fully set forth.

         24. LESSOR'S DEFAULT. In the event of a default by Lessor under this Lease, Lessee agrees that, in all events, Lessor's liability shall be limited to the actual equity interest of Lessor in the Premises for the satisfaction of Lessee's remedies under this Lease.

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         25.      MISCELLANEOUS.
                  -------------

                  (a) Fees of Legal Counsel. In the event either party to this agreement shall employ legal counsel to protect its rights hereunder or to enforce any term or provision hereof, the party prevailing in any such action shall have the right to recover from the other party all of its reasonable attorneys' fees and expenses incurred in relation to such claims.

                  (b) Further Assurances. The parties agree that from time to time hereafter, upon request, each of them will execute, acknowledge and deliver such other instruments and documents and take such further action as may be reasonably necessary to carry out the intent of this agreement.

                  (c) Modification. Except as otherwise provided herein, no term or provision contained herein may be modified, amended or waived except by written agreement or consent signed by the party to be bound thereby.

                  (d) Binding Effect and Benefit. This agreement shall inure to the benefit of, and shall be binding upon, the parties hereto, and their respective successors and permitted assigns. Otherwise, this agreement shall not create any rights for the benefit of any third party.

                  (e) Headings and Captions. Subject headings and captions are included for convenience purposes only and shall not affect the interpretation of this agreement.

                  (f) Notice. All notices, requests, demands and other communications permitted or required hereunder shall be in writing, and shall either be (i) delivered in person, (ii) delivered by express mail or other overnight delivery service providing receipt of delivery, (iii) mailed by certified mail or registered mail, postage prepaid, return receipt requested, or (iv) sent by telex, telegraph or other facsimile transmission as follows:

                           If to Lessee, addressed or delivered in person to:

                                    (mailing address)
                                    Speizman Industries, Inc.
                                    P. O. Box 242108
                                    Charlotte, NC 28242

                                    (delivery address)
                                    Speizman Industries, Inc.
                                    701 Griffith Road
                                    Charlotte, NC 28217

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                           With copy to:

                                    Garth K. Dunklin
                                    Groves, Dunklin & Boggs, P.C.
                                    P. O. Box 32248
                                    Charlotte, NC   28232-2248

                           If to Lessor, addressed or delivered in person to:

                                    The Speizman LLC
                                    c/o Robert S. Speizman

                                    (mailing address)
                                    Speizman Industries, Inc.
                                    P. O. Box 242108
                                    Charlotte, NC 28242

                                    (delivery address)
                                    Speizman Industries, Inc.
                                    701 Griffith Road
                                    Charlotte, NC 28217

                           or to such other address as either party may designate by notice. Any such notice or communication shall be deemed to have been made when actually received by the addressee, pursuant to (f)(i) above or one (1) business day after initiation of delivery pursuant to (f)(ii)-(iv) above.

                  (g) Severability. If any portion of this agreement is held invalid, illegal, or unenforceable, such determination shall not impair the enforceability of the remaining terms and provisions herein.

                  (h) Waiver. No waiver of a breach or violation of any term or provision of this agreement shall operate or be construed as a waiver of any subsequent breach or limit or restrict any right or remedy otherwise available.

                  (i) Rights and Remedies Cumulative. The rights and remedies expressed herein are cumulative and not exclusive of any rights and remedies otherwise available.

                  (j) Gender and Pronouns. Throughout this agreement, the masculine shall include the feminine and neuter and the singular shall include the plural and vice versa as the context requires.

                  (k) Entire Agreement. This document constitutes the entire agreement of the parties with respect to the lease of the Premises and supersedes any and all

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                           other prior agreements, oral or written, with respect
                           to the subject matter contained herein.

                  (l) Governing Law. This agreement shall be subject to and governed by the laws of the State of North Carolina.

                  (m) Incorporation by Reference. All exhibits and documents referred to in this agreement shall be deemed incorporated herein by any reference thereto as if fully set out.

                  (n) Counterparts. This agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  (o) Authority. Each individual signing this agreement in a representative capacity acknowledges and represents that he/she is duly authorized to execute this agreement in such capacity in the name of, and on behalf of, the designated corporation or other entity.

                  (p) Joint Preparation. This agreement shall be deemed to have been prepared jointly by the parties hereto, and any uncertainty or ambiguity existing herein shall not be interpreted against any party by reason of its drafting of this agreement, but shall be interpreted according to the application of the rules of interpretation for arm's length agreements.

                  (q) Memorandum of Lease. Upon request by either party, a memorandum of this lease in customary form shall be executed and delivered between Lessor and Lessee and either party shall have the right to record such memorandum of lease in the appropriate real estate recording offices in the county where the Premises are located. Provided, however, that the recordation of said memorandum shall be subject to paragraph 22 hereof and Lessee does hereby agree to cooperate in releasing any said memorandum in furtherance thereof.

         26. AMENDMENT AND RESTATEMENT. It is acknowledged that this Lease Agreement is a consolidation, amendment and restatement of (1) That certain Lease dated October 29, 1997 by and between Lessor and Lessee, as amended by First Amendment to Lease Agreement dated July 22, 1998; and (2) That certain Lease dated June 23, 1999 by and between Lessor and Lessee. It is the intention of the parties that this document supplant and supersede the aforementioned and stand as the only lease agreement between the parties with respect to the Premises.

         IN WITNESS WHEREOF, the parties have executed this agreement effective as of the day and year aforesaid.

                                     LESSOR:

                                                     THE SPEIZMAN LLC



                                                     /s/ Robert S. Speizman             [SEAL]
                                                     -----------------------------------
                                                     Robert S. Speizman, Manager



                                     LESSEE:

                                                     SPEIZMAN INDUSTRIES, INC.


                                                     /s/ Robert S. Speizman
                                                     ----------------------
                                                     By: Robert S. Speizman
                                                     Title: President

Attest:


/s James M. McCork.le, IIII
---------------------------
         Secretary

[Corporate Seal]


STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG

         I, a Notary Public, do hereby certify that Robert S. Speizman personally appeared before me this day and acknowledged that he is the manager of The Speizman LLC, a North Carolina limited liability company, and further acknowledged the due execution of this instrument on behalf of and as the authorized act and deed of such limited liability company.

         Witness my hand and official stamp or seal, this the 8th day of December, 1999.


                                           /s/ Dana Gail Russell
                                         -----------------------------
                                                    Notary Public

My commission expires:

June 25, 2001




STATE OF NORTH CAROLINA

COUNTY OF MECKLENBURG


         I, a Notary Public of the County and State aforesaid, certify that Robert S. Speizman personally came before me this day and acknowledged that he is the President of Speizman Industries, Inc. and that by authority duly given and as the act of the corporation, the foregoing instrument was signed in its name, sealed with its corporate seal and attested by its ________ Secretary.

         Witness my hand and official stamp or seal, this the 8th day of December, 1999.


                                                   /s/ Dana Gail Russell
                                                   ------------------------
                                                       Notary Public

My commission expires:

June 25, 2001

                                   EXHIBIT "A"


Beginning at a set rebar at the intersection of the northerly margin of the right-of-way of Griffith Road and the westerly margin of the right-of-way of Old Pineville Road and running thence, along and with the northerly margin of the right-of-way of Griffith Road, N. 76-52-27 W. 326.02 feet to a set rebar in the northerly margin of the right-of-way of Griffith Road; thence continuing along and with the northerly margin of the right-of-way of Griffith Road, with the arc of a circular curve to the left having a radius of 280.00 feet (chord bearing S. 83-43-26 W.; chord distance 86.03 feet), a distance of 189.63 feet to a set rebar in the northerly margin of the right-of-way of Griffith Road; thence continuing along and with the northerly margin of the right-of-way of Griffith Road, S. 64-19-20 W. 412.86 feet to an existing railroad spike at the intersection of the northerly margin of the right-of-way of Griffith Road with a northeasterly line of Tract 3 as hereinbelow described; thence along and with northeasterly lines of Tracts 3 and 2 as hereinbelow described, N. 69-52-30 W.
582.24 feet (passing an existing iron pipe set at the common northerly rear corner of Tract 3 and Tract 2 as herein described at 384.31 feet) to a set rebar, a southeasterly common corner with the property of Principal Mutual Life Insurance Company (now or formerly as described in Deed Book 7580, Page 83 of the Mecklenburg County Registry); thence along and with an easterly line of Principal Mutual Life Insurance Company (now or formerly, as hereinabove referenced), N. 26-08-40 E. 500.06 feet to an existing iron pipe, a northeasterly corner of Principal Mutual Life Insurance Company (now or formerly, as hereinabove referenced); thence along and with a southeasterly line of Shannon Properties, Inc. (now or formerly, as recorded in Deed Book 5409, Page 332) N. 32-16-55 E. 137.95 feet to an existing concrete monument; thence along and with southern lines of Shannon Properties, Inc. (now or formerly, as hereinabove referenced) and Century Pension Income Fund XXIII (now or formerly as recorded in Deed Book 5321, Page 452), S. 70-42-53 E. 604.35 feet (passing an existing iron pipe at 171.23 feet) to a set rebar; thence with a westerly line of Century Pension Income Fund XXIII (now or formerly, as hereinabove referenced) S. 22-19-36 W. 82.98 feet to an existing iron pipe, a southwesterly corner of Century Pension Income Fund XXIII (now or formerly, as hereinabove referenced); thence along and with a southerly line of Century Pension Income Fund XXIII (now or formerly, as hereinabove referenced) and Century Properties Fund XX (now or formerly, as recorded in Book 5120, Page 509) S. 76-03-57 E.
543.98 feet (passing an existing iron pipe at 234.33 feet), to an existing iron pipe in the southwesterly margin of the right-of-way of Southern Railroad Co.; thence along and with the southwesterly margin of the right-of-way of Southern Railroad Co., S. 23-39-50 E. 189.79 feet to a set rebar at the intersection of the southwesterly margin of the right-of-way of Southern Railroad Co. and the westerly margin of the right-of-way of Old Pineville Road; thence along and with the westerly margin of the right-of-way of Old Pineville Road, S. 15-03-46 W.
62.09 feet (passing an existing iron pipe at 56.80 feet) to a set rebar, said set rebar being the point and place of beginning, said tract containing 13.21 acres, all as shown on a survey for The Speizman LLC by N & C Land Surveyors (Mark E. Funkhouser, NCRLS L-3602), dated October 1, 1997.